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                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934
                               (Amendment No. __ )

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/ / Preliminary Proxy Statement
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    Rule 14a-6(e)(2))
/ / Definitive Proxy Statement
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                  Pennsylvania Physician Healthcare Plan, Inc.
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                (Name of Registrant as Specified in Its Charter)


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    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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                          Pennsylvania Physicians Care


                                                     Gary C. Brown, M.D., MBA
                                                     Chairman of the Board


                                   Memorandum

To:               Shareholders

Re:               URGENT REQUEST

Date:             March 23, 1999

This is the sixth time we have mailed you a request to return your ballot. We have still not received your ballot concerning the amendment to the bylaws. Every vote is needed. This question requires a 90% affirmative response of all shareholders. 10% of shareholders have still not voted.

As of today, over 95% of your fellow physicians who have returned their ballots have voted yes. This includes many that have changed their vote to yes from a previous negative or abstention vote. We urgently need you to respond and vote in favor of the amendment to the Bylaws.

I urge you to call Richard Felice, our President & CEO, to discuss any concerns you may have about the issue. I would once again stress that this amendment does not represent a departure from our original philosophy. When we first set up this organization, each physician was entitled to a single vote regardless of the number of shares they held. Under the recent recapitalization, votes are now one per share. It is now theoretically possible for a single shareholder or a small group to gain 10% of the votes. This would effectively allow this person or group to control the destiny of the Company on any issue concerning its ownership structure.

The proposal lowers the threshold vote to approve a major corporate restructuring to two-thirds (2/3) of all outstanding shares - still a formidable requirement. Any such proposal would have to be favored by a large majority of shareholders to be adopted, yet the will of this large majority could not then be frustrated by a small minority. We chose 2/3 because it is a high number but still attainable. Virtually no public company ever gets a 90% response to anything.

Our numerous requests to you are another prime reason why we must change the number from 90%. There are many physicians who are too busy to review proxies from companies that they own, and we have unfortunately been placed


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in that pile. The real concern is that the current bylaws place all of the physician shareholders at jeopardy if there were an instance when we needed to get a 90% affirmative response.

We urge you to take a few seconds to mark and return your ballot.

You spent at least $5,000 to give physicians a voice in health care. If you do not vote, you have no voice. Too many of your fellow physicians have responded to stop now. Our plan continues to grow and your support is critical to maintain our course.

Please take the time to respond. If you have any questions concerning your eligibility to vote, please contact the Company.

If you have any questions or would like to discuss this effort, please call Richard Felice at his direct line, 717-565-7400. Together our Company can make a difference. As Benjamin Franklin said, "if we do not hang together, most assuredly we will all hang separately."

           Please execute and mail your enclosed proxy card promptly.